First Trust Advisors L.P.
                     120 East Liberty Drive
                            Suite 400
                    Wheaton, Illinois  60187




                          May 30, 2012



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

     Re:  FT 3522

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
180894 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                         Sincerely,

                         First Trust Advisors L.P.



                         Jason T. Henry
                         Senior Vice President